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                                                                    EXHIBIT 99.3


                           FORM OF LETTER TO CLIENTS


                               OFFER TO EXCHANGE


                 EVERY 13.75 OUTSTANDING SHARES OF COMMON STOCK


                                       OF


                             HARMONY HOLDINGS, INC.



                                      FOR


                          ONE SHARE OF COMMON STOCK OF


                             iNTELEFILM CORPORATION



THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, MINNEAPOLIS TIME,
              ON DECEMBER 21, 2000, UNLESS THE OFFER IS EXTENDED.



               , 2000



To Our Clients:



     Enclosed for your consideration are the Prospectus, dated                ,
2000, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by iNTELEFILM Corporation, a Minnesota corporation ("iNTELEFILM"), to exchange one share of iNTELEFILM common stock, par value $0.02 per share (the "iNTELEFILM Common Stock") for every 13.75 outstanding shares of common stock, par value $0.01 per share (the "Common Stock") (the "Harmony Shares"), of Harmony Holdings, Inc., a Delaware corporation ("Harmony"). We are the holder of record of Harmony Shares held for your account. A tender of such Harmony Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Harmony Shares held by us for your account.



     We request instructions as to whether you wish us to tender any or all of the Harmony Holdings, held by us for your account, upon the terms and subject to the conditions set forth in the Offer.



     Your attention is invited to the following:



          1. The consideration per 13.75 Harmony Shares is one iNTELEFILM Common Shares.



          2. The Offer is being made for all outstanding Harmony Shares.



          3. The Offer and withdrawal rights will expire at 12:00 midnight, Minneapolis time, on Thursday, December 21, 2000, unless the Offer is extended.



          4. The Offer is subject to various conditions set forth in the Prospectus, which you should review in detail.



          5. Any stock transfer taxes applicable to the sale of Harmony Shares to iNTELEFILM pursuant to the Offer will be paid by iNTELEFILM, except as otherwise provided in Instruction 6 of the Letter of Transmittal.



          Except as disclosed in the Prospectus, iNTELEFILM is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of iNTELEFILM by one or more registered brokers or dealers licensed under the laws of such jurisdiction.



          If you wish to have us tender any or all of your Harmony Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Harmony Shares, all such Harmony Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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                        INSTRUCTIONS WITH RESPECT TO THE



                  OFFER TO EXCHANGE ONE SHARE OF COMMON STOCK



                                       OF



                             iNTELEFILM CORPORATION



                                      FOR



                 EVERY 13.75 OUTSTANDING SHARES OF COMMON STOCK



                                       OF



                             HARMONY HOLDINGS, INC.



     The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus dated                      , 2000, and the related Letter of
Transmittal in connection with the Offer by iNTELEFILM Corporation, a Minnesota corporation, to exchange one share of iNTELEFILM common stock, par value $0.02 per share for each outstanding share of common stock, par value $0.01 per share of Harmony Holdings, Inc., a Delaware corporation (the "Harmony Shares").



     This will instruct you to tender the number of Harmony Shares indicated below (or if no number is indicated below, all Harmony Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set
forth in the Offer. Number of Harmony Shares to be Tendered:*      shares




Number of Harmony Shares to be                           -------------------------------------------------------------------
Tendered:*                Shares                         -------------------------------------------------------------------
                                                                                                                SIGNATURE(S)
Dated:,                2000                              -------------------------------------------------------------------
                                                                                                               PRINT NAME(S)
                                                         -------------------------------------------------------------------
                                                         -------------------------------------------------------------------
                                                                                                                 ADDRESS(ES)
                                                         -------------------------------------------------------------------
                                                                                              AREA CODE AND TELEPHONE NUMBER

--------------------------------------------------------
TAX ID OR SOCIAL SECURITY NUMBER



*Unless otherwise indicated, it will be assumed that all Harmony Shares held by us for your account are to be tendered.



                    PLEASE RETURN THIS FORM TO THE BROKERAGE


                         FIRM MAINTAINING YOUR ACCOUNT


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